EXHIBIT 23


                             FinancialContent, Inc.

Re:      Registration Statement on Form S-8

Gentleman:

We consent to the inclusion in this registration statement on Form S-8, dated October __, 2002, the reference to our report dated September 28, 2001 with respect to the Financial Statements of FinancialContent, Inc., for the year ended June 30, 2001.



/s/ Pohl, McNabola, Berg & Company LLP
----------------------------------------------------
    Pohl, McNabola, Berg & Company LLP


October __, 2002
San Francisco